Exhibit 99.1

NEWS RELEASE

Halcón Resources Announces First Quarter 2015 Results

HOUSTON, TEXAS — May 5, 2015 — Halcón Resources Corporation (NYSE:HK) (“Halcón” or the “Company”) today announced its first quarter 2015 results.

The Company generated revenues of $136.2 million for the three months ended March 31, 2015.  Production increased 18% quarter over prior year quarter to an average of 43,078 barrels of oil equivalent per day (Boe/d).  First quarter 2015 production was 80% oil, 9% natural gas liquids (NGLs) and 11% natural gas.

Including the impact of hedges, Halcón realized 153% of the average NYMEX oil price, 24% of the average NYMEX oil price for NGLs and 114% of the average NYMEX natural gas price during the period.

Total operating costs per unit, after adjusting for selected items (see Selected Operating Data table for additional information), decreased by 31% to $19.60 per Boe in the first quarter of 2015, compared to the first quarter of 2014.

After adjusting for selected items primarily related to a non-cash pre-tax full cost ceiling impairment charge (see Selected Item Review and Reconciliation table for additional information), the net loss available to common stockholders was $16.0 million, or $0.04 per diluted share, for the three months ended March 31, 2015.  The Company reported a net loss available to common stockholders of $601.2 million, or $1.43 per diluted share for the quarter.

Floyd C. Wilson, Chairman and Chief Executive Officer, commented, “Well performance improved and completed well costs trended down meaningfully in our core areas during the first quarter of the year.  We have recently executed on certain initiatives towards the goal of improving our balance sheet and now have sufficient liquidity to fund operations and service our debt for the next several years, even in a low commodity price environment.”

Recent Developments

As previously disclosed, Halcón recently negotiated with certain bondholders to exchange approximately $252 million in face value of various tranches of its senior unsecured notes into approximately 141 million common shares, which will reduce annual cash interest expense by

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approximately $24 million.  The Company also recently issued $700 million in senior secured second lien notes due 2020 and used the net proceeds to repay outstanding borrowings under its senior secured revolving credit facility.

On May 4, 2015, Halcón’s Board of Directors declared a quarterly dividend on shares of its 5.75% Series A Cumulative Perpetual Convertible Preferred Stock equal to accrued dividends for the three months ending May 31, 2015.  The Company will pay the dividend on June 1, 2015 to holders of record on May 15, 2015.  The dividend payments on all of the outstanding 5.75% Series A Cumulative Perpetual Convertible Preferred Stock will total approximately $4.9 million, and will be paid in shares of Halcón’s common stock having a fair market value (as determined under the certificate of designation governing such preferred stock) equal to the aggregate dividend amount.  The Company will pay cash in lieu of issuing any fractional shares.

Liquidity and Capital Spending

The Company’s liquidity as of March 31, 2015 was approximately $384 million, which consisted of cash on hand plus undrawn capacity on its senior secured revolving credit facility.  Pro forma for the aforementioned $700 million senior secured second lien notes offering, and the related reduction to the borrowing base on Halcón’s senior secured revolving credit facility to $900 million from $1.05 billion, liquidity as of March 31, 2015 was approximately $921 million.

During the first quarter of 2015, Halcón incurred capital costs of $105.2 million on drilling and completions, $3.8 million on infrastructure/seismic, $3.1 million for leasehold and $1.7 million for A&D activity.  In addition, the Company incurred $32.1 million for capitalized interest, G&A and other.

2015 Guidance Update

Halcón is providing second quarter 2015 production guidance, which accounts for approximately 800 Boe/d of non-operated production in the Williston Basin that is currently shut-in and approximately 1,200 Boe/d of non-operated production in the Williston Basin that has been deferred due to low commodity prices.  The Company is also lowering its 2015 drilling and completion budget by an additional $25 million to account for continued service cost reductions.  The following table summarizes Halcón’s current 2015 guidance:

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		Full Year
	2Q15E	2015E
Production (Boe/d)	39,500 - 41,500	40,000 - 45,000
% Oil		82%
% NGLs		8%
% Gas		10%
Drilling & Completion Capex ($ in millions) (1)		$325 -$375
Leasehold, Infrastructure, Seismic & Other Capex ($ in millions) (1)		$20
Operating Costs and Expenses ($/Boe)
Lease Operating & Workover		$8.00 - $10.00
Production Taxes		$4.00 - $6.00
Cash G&A		$4.00 - $6.00
Gathering, Transportation & Other		$1.50 - $2.50

(1) Excludes capitalized interest and G&A.

Hedging Update

The Company continues to target a hedge portfolio in which approximately 80% of expected production is hedged for the next 18 to 24 months.  Halcón has 31,410 barrels per day of oil hedged from April 1, 2015 to December 31, 2015 at an average price of $90.28 per barrel.  For 2016, the Company has 24,497 barrels per day of oil hedged at an average price of $81.12 per barrel.  Halcón plans to opportunistically layer in additional hedges to attain targeted levels and recently began adding hedges for 2017.  The Company estimates the pre-tax mark-to-market value of its hedge portfolio to be approximately $334 million as of May 4, 2015.

An updated slide presentation containing detailed information on Halcón’s hedge portfolio can be accessed on its website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.

Conference Call and Webcast Information

Halcón Resources Corporation (NYSE:HK) has scheduled a conference call for Wednesday, May 6, 2015, at 10:00 a.m. EDT (9:00 a.m. CDT). To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 20710637.  The conference call will also be webcast live over the Internet on Halcón Resources’ website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through May 13, 2015.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 20710637.

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About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

For more information contact Scott Zuehlke, Vice President of Investor Relations, at 832-538-0314 or szuehlke@halconresources.com.

Forward-Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects”, “believes”, “intends”, “anticipates”, “plans”, “estimates”, “potential”, “possible”, or “probable” or statements that certain actions, events or results “may”, “will”, “should”, or “could” be taken, occur or be achieved.  Additionally, initial production rates, average 30 day production rates and improvements mentioned herein are not necessarily indicative of future production rates or performance.  Forward-looking statements are based on current beliefs and expectations and involve certain assumptions or estimates that involve various risks and uncertainties that could cause actual results to differ materially from those reflected in the statements. These risks include, but are not limited to, those set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and other filings submitted by the Company to the U.S. Securities and Exchange Commission (“SEC”), copies of which may be obtained from the SEC’s website at www.sec.gov or through the Company’s website at www.halconresources.com. Readers should not place undue reliance on any such forward-looking statements, which are made only as of the date hereof. The Company has no duty, and assumes no obligation, to update forward-looking statements as a result of new information, future events or changes in the Company’s expectations.

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HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
Operating revenues:
Oil, natural gas and natural gas liquids sales:
Oil	$124,413	$256,029
Natural gas	6,959	9,409
Natural gas liquids	4,068	8,759
Total oil, natural gas and natural gas liquids sales	135,440	274,197
Other	754	952
Total operating revenues	136,194	275,149

Operating expenses:
Production:
Lease operating	33,785	36,638
Workover and other	3,114	2,789
Taxes other than income	12,241	24,160
Gathering and other	13,746	5,073
Restructuring	1,921	987
General and administrative	24,409	32,798
Depletion, depreciation and accretion	119,144	119,908
Full cost ceiling impairment	554,003	61,165
Total operating expenses	762,363	283,518
Income (loss) from operations	(626,169)	(8,369)
Other income (expenses):
Net gain (loss) on derivative contracts	99,748	(33,656)
Interest expense and other, net	(61,307)	(30,939)
Total other income (expenses)	38,441	(64,595)
Income (loss) before income taxes	(587,728)	(72,964)
Income tax benefit (provision)	87	—
Net income (loss)	(587,641)	(72,964)
Series A preferred dividends	(4,901)	(4,959)
Preferred dividends and accretion on redeemable noncontrolling interest	(8,651)	—
Net income (loss) available to common stockholders	$(601,193)	$(77,923)

Net income (loss) per share of common stock:
Basic	$(1.43)	$(0.19)
Diluted	$(1.43)	$(0.19)

Weighted average common shares outstanding:
Basic	419,684	413,521
Diluted	419,684	413,521

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

(In thousands, except share and per share amounts)

	March 31,	December 31,
	2015	2014
Current assets:
Cash	$18,611	$43,713
Accounts receivable	219,790	276,559
Receivables from derivative contracts	351,785	352,530
Restricted cash	16,322	16,131
Inventory	4,379	4,693
Prepaids and other	10,235	9,079
Total current assets	621,122	702,705
Oil and natural gas properties (full cost method):
Evaluated	6,526,440	6,390,820
Unevaluated	1,838,093	1,829,786
Gross oil and natural gas properties	8,364,533	8,220,606
Less - accumulated depletion	(3,623,652)	(2,953,038)
Net oil and natural gas properties	4,740,881	5,267,568
Other operating property and equipment:
Gas gathering and other operating assets	129,116	126,804
Less - accumulated depreciation	(16,779)	(14,798)
Net other operating property and equipment	112,337	112,006
Other noncurrent assets:
Receivables from derivative contracts	135,428	151,324
Debt issuance costs, net	53,659	55,904
Deferred income taxes	136,627	136,826
Equity in oil and natural gas partnership	4,315	4,309
Funds in escrow and other	2,094	3,833
Total assets	$5,806,463	$6,434,475

Current liabilities:
Accounts payable and accrued liabilities	$415,378	$607,750
Asset retirement obligations	142	106
Current portion of deferred income taxes	136,627	136,826
Total current liabilities	552,147	744,682
Long-term debt	3,892,321	3,746,736
Other noncurrent liabilities:
Liabilities from derivative contracts	747	9,387
Asset retirement obligations	39,895	38,371
Other	5,755	5,964
Commitments and contingencies
Mezzanine equity:
Redeemable noncontrolling interest	125,817	117,166
Stockholders’ equity:
Preferred stock: 1,000,000 shares of $0.0001 par value authorized; 340,960 and 345,000 shares of 5.75% Cumulative Perpetual Convertible Series A, issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Common stock: 1,340,000,000 shares of $0.0001 par value authorized; 436,192,820 and 427,808,306 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	42	42
Additional paid-in capital	3,014,207	2,995,402
Accumulated deficit	(1,824,468)	(1,223,275)
Total stockholders’ equity	1,189,781	1,772,169
Total liabilities and stockholders’ equity	$5,806,463	$6,434,475

HALCÓN RESOURCES CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In thousands)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net income (loss)	$(587,641)	$(72,964)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depletion, depreciation and accretion	119,144	119,908
Full cost ceiling impairment	554,003	61,165
Share-based compensation, net	4,772	4,332
Unrealized loss (gain) on derivative contracts	8,001	26,021
Amortization and write-off of deferred loan costs	1,559	842
Non-cash interest and amortization of discount and premium	1,107	554
Accrued settlements on derivative contracts	(37,592)	—
Other income (expense)	2,541	354
Cash flow from operations before changes in working capital	65,894	140,212
Changes in working capital, net of acquisitions	28,041	19,288
Net cash provided by (used in) operating activities	93,935	159,500

Cash flows from investing activities:
Oil and natural gas capital expenditures	(264,626)	(432,783)
Proceeds received from sale of oil and natural gas assets	964	1,533
Advance on carried interest	—	(62,500)
Other operating property and equipment capital expenditures	(4,345)	(16,036)
Funds held in escrow and other	(5)	288
Net cash provided by (used in) investing activities	(268,012)	(509,498)

Cash flows from financing activities:
Proceeds from borrowings	361,000	614,000
Repayments of borrowings	(217,000)	(266,000)
Debt issuance costs	—	(126)
Common stock issued	6,019	—
Restricted cash	(191)	—
Offering costs and other	(853)	(344)
Net cash provided by (used in) financing activities	148,975	347,530

Net increase (decrease) in cash	(25,102)	(2,468)

Cash at beginning of period	43,713	2,834
Cash at end of period	$18,611	$366

Disclosure of non-cash investing and financing activities:
Accrued capitalized interest	$(8,270)	$(4,763)
Asset retirement obligations	1,120	(730)
Series A preferred dividends paid in common stock	4,901	4,959
Accretion of redeemable noncontrolling interest	5,632	—
Preferred dividends on redeemable noncontrolling interest paid-in-kind	3,019	—
Common stock issued	2,182	—
Offering costs	(78)	—

HALCÓN RESOURCES CORPORATION

SELECTED OPERATING DATA

(Unaudited)

	Three Months Ended March 31,
	2015	2014

Production volumes:
Crude oil (MBbls)	3,096	2,806
Natural gas (MMcf)	2,635	1,792
Natural gas liquids (MBbls)	342	191
Total (MBoe)	3,877	3,296
Average daily production (Boe/d)	43,078	36,622

Average prices:
Crude oil (per Bbl)	$40.19	$91.24
Natural gas (per Mcf)	2.64	5.25
Natural gas liquids (per Bbl)	11.89	45.86
Total per Boe	34.93	83.19

Cash effect of derivative contracts:
Crude oil (per Bbl)	$34.27	$(2.35)
Natural gas (per Mcf)	0.62	(0.58)
Natural gas liquids (per Bbl)	—	—
Total per Boe	27.79	(2.32)

Average prices computed after cash effect of settlement of derivative contracts:
Crude oil (per Bbl)	$74.46	$88.89
Natural gas (per Mcf)	3.26	4.67
Natural gas liquids (per Bbl)	11.89	45.86
Total per Boe	62.72	80.87

Average cost per Boe:
Production:
Lease operating	$8.71	$11.12
Workover and other	0.80	0.85
Taxes other than income	3.16	7.33
Gathering and other (1)	2.00	1.54
Restructuring	0.50	0.30
General and administrative, as adjusted (1)	4.93	7.56
Depletion	30.08	35.57

(1) Represents gathering and other and general and administrative costs per Boe, adjusted for items noted in the reconciliation below:

General and administrative:
General and administrative, as reported	$6.29	$9.95
Share-based compensation:
Non-cash	(1.23)	(1.31)
Acquisition and merger transaction costs and other:
Cash	(0.13)	(1.08)
General and administrative, as adjusted	$4.93	$7.56

Gathering and other, as reported	$3.55	$1.54
Rig termination / stacking charges	(1.55)	—
Gathering and other, as adjusted	$2.00	$1.54

Total operating costs, as reported	$22.51	$30.79
Total adjusting items	(2.91)	(2.39)
Total operating costs, as adjusted(2)	$19.60	$28.40

(2) Represents lease operating, workover and other expense, taxes other than income, gathering and other expense and general and administrative costs per Boe, adjusted for items noted in reconciliation above.

HALCÓN RESOURCES CORPORATION

SELECTED ITEM REVIEW AND RECONCILIATION (Unaudited)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2015	2014
As Reported:
Net income (loss) available to common stockholders, as reported	$(601,193)	$(77,923)
Series A preferred dividends	4,901	4,959
Preferred dividends and accretion on redeemable noncontrolling interest	8,651	—
Net income (loss)	(587,641)	(72,964)

Impact of Selected Items:
Unrealized loss (gain) on derivatives contracts:
Crude oil	$7,581	$25,347
Natural gas	420	1,569
Total mark-to-market non-cash charge	8,001	26,916
Full cost ceiling impairment	554,003	61,165
Restructuring	1,921	987
Rig termination / stacking charges and other	11,548	3,857
Selected items, before income taxes	575,473	92,925
Income tax effect of selected items(1)	(3,855)	(8,045)
Selected items, net of tax	571,618	84,880

As Adjusted:
Net income (loss) available to common stockholders, excluding selected items	$(16,023)	$11,916
Net income (loss) from assumed conversions	—	—
Net income (loss) available to common stockholders after assumed conversions, excluding selected items(2)	$(16,023)	$11,916

Basic net income (loss) per common share, as reported	$(1.43)	$(0.19)
Impact of selected items	1.39	0.22
Basic net income (loss) per common share, excluding selected items(2)	$(0.04)	$0.03

Diluted net income (loss) per common share, as reported	$(1.43)	$(0.19)
Impact of selected items	1.39	0.22
Diluted net income (loss) per common share, excluding selected items(2)(3)	$(0.04)	$0.03

Net cash provided by (used in) operating activities	$93,935	$159,500
Changes in working capital, net of acquisitions	(28,041)	(19,288)
Cash flow from operations before changes in working capital	65,894	140,212
Cash components of selected items	48,530	4,379
Income tax effect of selected items	(4,051)	(1,583)
Cash flow from operations before changes in working capital, adjusted for selected items(2)	$110,373	$143,008

(1) For the 2015 columns this represents tax impact using an estimated tax rate of 37.04%. These columns include a $209.3 million adjustment for the change in valuation allowance. For the 2014 columns this represents tax impact using an estimated tax rate of 36.16%. These columns include a $25.6 million adjustment for the change in valuation allowance.

(2) Net income (loss) and earnings per share excluding selected items and cash flow from operations before changes in working capital adjusted for selected items are non-GAAP measures. These financial measures are presented based on management’s belief that they will enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted measurements of prior periods.  These financial measures are not measures of financial performance under GAAP and should not be considered as an alternative to net income, earnings per share and cash flow from operations, as defined by GAAP.  These financial measures may not be comparable to similarly named non-GAAP financial measures that other companies may use and may not be useful in comparing the performance of those companies to Halcón’s performance.

(3) The impact of selected items for the three months ended  March 31, 2015 and 2014 was calculated based upon weighted average diluted shares of 419.7 million and 413.6 million, respectively, due to the net income (loss) available to common stockholders, excluding selected items.